UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2019

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2019, Lambertus J.H. Becht, resigned as a director of the Board of Directors (the “Board”) of Coty Inc. (NYSE: COTY) (the “Company”). Mr. Becht’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On January 13, 2019, the Board appointed Anna-Lena Kamenetzky as a member of the Board, effective immediately to fill the vacancy created as a result of the resignation of Mr. Becht, with a term expiring upon the Company’s next annual stockholders’ meeting. No decision has been made with respect to the naming of Ms. Kamenetzky to any committees of the Board. There are no arrangements or understandings between Ms. Kamenetzky and any other persons pursuant to which Ms. Kamenetzky was appointed as director. There are no related party transactions between the Company and Ms. Kamenetzky, and as of the date hereof Ms. Kamenetzky does not own any shares of the Company’s common stock. Ms. Kamenetzky will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on September 20, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: January 14, 2019	By:	/s/Greerson G. McMullen
Greerson G. McMullen
Chief Legal Officer, General Counsel and Secretary